Exhibit 99.1

News Release

Ashland announces appointment of two new directors as part of Cooperation Agreement with stockholder Ancora

Company also forms Capital Allocation Advisory Committee

WILMINGTON, Del., July 28, 2026 – Ashland Inc. (NYSE: ASH), a global leader in additives and specialty ingredients, today announced the appointments of two new independent members of the Company Board of Directors and the formation of a Capital Allocation Advisory Committee as part of entry into a cooperation agreement with Ancora Holdings Group, LLC, a meaningful stockholder.

Effective immediately, the Board will appoint Peter Thomas and Allen Spizzo as independent members. Thomas is the former chair, chief executive officer and president of Ferro Corporation (formerly NYSE: FOE). Spizzo is the former vice president and chief financial officer of Hercules Incorporated and its affiliated entities. Thomas and Spizzo will next stand for election at the Ashland 2027 Annual Meeting of Stockholders. In connection with the appointments of Thomas and Spizzo, the Board will temporarily expand to 11 members before reducing it to 10 members at the 2027 Annual Meeting.

“We are pleased to strengthen our Board by adding Peter and Allen, both of whom possess deep executive leadership and operational experience in the specialty chemicals industry,” said Guillermo Novo, chair and chief executive officer, Ashland. “Their independent perspectives, combined with our current directors' deep knowledge of Ashland business, strategy and financials, will support our continued focus on enhancing stockholder value. As we welcome Peter and Allen, our organization remains focused on executing our strategic priorities, serving customers and delivering on our commitments."

Susan L. Main, lead independent director of the Ashland Board added, “We value the perspectives of all our stockholders and have appreciated their constructive engagement and recent input on Board refreshment. The appointments of Peter and Allen, together with the formation of a Capital Allocation Advisory Committee, reflect our continued commitment to strong corporate governance and stockholder value creation. Under the leadership of Committee Chair Scott Tozier, who brings significant expertise in chemicals manufacturing and financial management, this newly formed committee will support the disciplined and objective evaluation of the Ashland capital allocation strategy and planning.”

“We always strive to maintain productive and private engagement with the companies we invest in,” said Fred DiSanto, chair and chief executive officer, Ancora and Jim Chadwick, president, Ancora Alternatives LLC. “As we engaged with Guillermo and Ashland leadership, it became clear that they, like us, are focused on driving shareholder value. The addition of Peter and Allen – alongside the formation of a new committee gives us, and hopefully our fellow shareholders, significant confidence as the company moves forward. Ashland has exceptional assets and strong opportunities in front of it," they concluded.

The newly formed Capital Allocation Advisory Committee will support and make recommendations to the Board regarding the company’s capital allocation approach and strategic planning. The Committee will be chaired by current director Scott Tozier, joined by fellow directors Bertrand Loy and Susan L. Main, as well as Peter Thomas and Allen Spizzo. Guillermo Novo will serve as a non-voting member of the Committee.

Under the terms of the Agreement, Ancora has agreed to customary standstill, voting commitments and other provisions. A complete copy of the Agreement will be filed on Form 8-K with the U.S. Securities and Exchange Commission.

Citi and Lazard are serving as financial advisors and Latham & Watkins LLP is serving as legal counsel to Ashland. FGS Global is serving as strategic communications advisor. Olshan Frome Wolosky LLP is serving as legal counsel and Longacre Square Partners LLC is serving as strategy advisor to Ancora.

About Peter Thomas

Peter Thomas brings more than three decades of executive leadership in specialty chemicals and materials, alongside public company board experience spanning compensation, capital allocation and independent oversight roles. Mr. Thomas served as Chairman, Chief Executive Officer and President of Ferro Corporation until its sale to Prince International Corporation in 2022. Before that appointment, he served as the Operating Vice President of Ferro's Polymer and Ceramic Engineered Materials Group. Prior to Ferro, Mr. Thomas served in a variety of leadership roles at Witco Corporation, including Vice President of the Oleochemical-Derivatives business, Vice President of Sales and Global Market Director. He previously served as an independent director of Berry Global until its sale to Amcor in 2025, where he served on the Compensation and Talent Development Committee and the Capital Allocation Advisory Committee. He also served as Lead Independent Director of Innophos Holdings, Inc. until its acquisition by One Rock Capital Partners in 2020. Mr. Thomas has a B.S. in Chemistry and Biochemistry from Duquesne University and an M.B.A. in Finance and Marketing from Loyola University.

About Allen Spizzo

Allen Spizzo is an investment advisor and trustee for the Dr. William Joyce family office and a business consultant focused on the chemicals, materials, biotechnology and pharmaceutical industries. He brings substantial financial and strategic industry expertise to the Board. Previously, Mr. Spizzo served as Vice President and Chief Financial Officer of Hercules Incorporated until its sale to Ashland in 2008. Prior to that appointment, he served in a variety of leadership roles at Hercules, including business management, mergers and acquisitions, business development, strategic planning and investor relations. He currently serves on the board of Liberty Waste Solutions and previously served as a director of several companies, including Pattern Health Technologies, Ferro Corporation, Periphas Capital Partnering Corporation, A. Schulman, Inc. and OM Group. Mr. Spizzo has a B.S. in Chemical Engineering from North Carolina State University and an M.B.A. from the University of Akron.

About Ashland

Ashland Inc. (NYSE: ASH) is a global additives and specialty ingredients company with a conscious and proactive mindset for environmental, social and governance (ESG). The company serves customers in a wide range of consumer and industrial markets, including architectural coatings, construction, energy, food and beverage, personal care and pharmaceutical. Approximately 2,900 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and ashland.com/ESG to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the U.S. Securities and Exchange Commission (“SEC”), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial, operating cash flow and liquidity, as well as the economy and other future events or circumstances. These statements include, but are not limited to, expectations regarding the Agreement, Board size, matters related to the 2027 Annual Meeting, enhancements to shareholder value, and capital allocation strategy.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s aggressive growth goals and the extent to which such goals may be impacted by a failure to optimize our tangible and intangible assets, a failure to identify and integrate acquisition targets, any unexpected costs and liabilities associated with such acquisitions, and goodwill impairment; business disruptions stemming from natural, operational, and other catastrophic events, including disruptions to supply and logistics functions, manufacturing delays, and information technology system and network failures; climate change and related resource impacts; changes in consumer preferences and a reduction in demand for Ashland’s products; risks inherent in operating a global business, including tariffs and other trade policies, geopolitical instability and armed conflict, and challenges associated with hiring and managing a diverse workforce across countries with differing laws, regulations, and cultural practices; economic downturns and disruptions in the financial markets; Ashland’s substantial indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect our future cash flows, limit our ability to repay debt and obtain future financing, place Ashland at a competitive disadvantage, and make us more vulnerable to interest rate increases; our ability to develop and market new products and remain competitive in the markets in which we operate; our ability to pass increases in the costs of energy and raw materials to customers and to fulfill our contractual requirements with customers and vendors; downward pressures on prices and margins; the ability to attract and retain key employees and to provide for effective succession planning; cybersecurity risks, including disruptions to or failures in Ashland’s information technology systems and networks, malicious cyberattacks, and the inadvertent or accidental disclosure or loss of proprietary or sensitive information; Ashland’s ability to effectively protect and enforce its intellectual property rights; exposure to products liability claims; risks related to compliance with environmental, health, and safety regulations, including the potential for costly litigation, remediation, and settlement actions; exposure to pending and threatened asbestos-related litigation; changes in the legal and regulatory landscapes in which we operate; changes in taxation or adverse tax rulings; and, without limitation, risks and uncertainties affecting Ashland that are described in

Part I, Item 1A, Risk Factors of Ashland’s most recent Annual Report on Form 10-K for the year ended September 30, 2025 filed with the SEC on November 20, 2025, as such factors may be updated from time to time in its other filings with the SEC, which are available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Sandy Klugman	Carolmarie C. Brown
+1 (302) 594-7777	+1 (302) 995-3158
sandy.klugman@ashland.com	ccbrown@ashland.com

FGS Global

ashland@fgsglobal.com

For ANCORA

Longacre Square Partners LLC
Bela Kirpalani, 646-386-0091
bkirpalani@longacresquare.com